Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT

AT INVESTMENT CONFERENCES

Calabasas Hills, CA — May 26, 2011 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) announced today that it will present at two upcoming investment conferences.  Details regarding the presentations are as follows:

•                  Piper Jaffray 31st Annual Consumer Conference (New York)

June 9, 2011 at 9:10 a.m. Eastern Time

•                  William Blair 31st Annual Growth Stock Conference (Chicago)

June 14, 2011 at 8:10 a.m. Central Time

David Overton, Chairman and CEO, and W. Douglas Benn, Executive Vice President and CFO, will be presenting.

The presentations will be webcast at www.thecheesecakefactory.com and can be accessed by clicking on the “Investors” link from the home page and the respective conference webcast link at the top of the page.  Archives of the webcasts will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 164 full-service, casual dining restaurants throughout the U.S., including 150 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  Learn more about the Company at www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100